SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

PARK CITY GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08    Shareholder Director Nominations.

    On September 4, 2013, the Board of Directors of Park City Group, Inc. (the “Company”) approved Monday, December 9, 2013 as the date of the Company’s 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”). The Board also approved Thursday, October 10, 2013 as the record date for stockholders entitled to notice of and to vote at the 2014 Annual Meeting.

    Because the 2014 Annual Meeting will be held more than 30 days from the calendar date of the Company’s 2013 Annual Meeting of Stockholders, the due dates for any qualified stockholder proposal or qualified stockholder nominations under the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s Bylaws, as listed in the Company’s 2013 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on February 28, 2013, are no longer applicable. Such nominations or proposals, including any notice on Schedule 14N, are now due to the Company no later than Friday, September 20, 2013. The Company currently intends to make its proxy materials available beginning on or about Friday, October 18, 2013.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.

Date: September 10, 2013	By:	/s/ Edward L. Clissold
Edward L. Clissold
Chief Financial Officer